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                                                                   Exhibit 10.13

                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                             PREFCO III REALTY LLC,

                     A CONNECTICUT LIMITED LIABILITY COMPANY

                                   ("PREFCO")
                                     ------

                                       AND

                            FIRST STATES GROUP, L.P.

                         A DELAWARE LIMITED PARTNERSHIP

                                 ("PURCHASER"),
                                   ---------

               AND PITNEY BOWES REAL ESTATE FINANCING CORPORATION,

                             A DELAWARE CORPORATION

                                 ("SOLE MEMBER")


                                January ___, 2003

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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the ____ day of January, 2003 between PREFCO III REALTY LLC, a Connecticut limited liability company ("Prefco"), FIRST STATES GROUP, L.P., a Delaware limited partnership (together with any of its assignees, "Purchaser"), and PITNEY BOWES REAL ESTATE FINANCING CORPORATION, a Delaware corporation (the "Sole Member").

                              Preliminary Statement

         WHEREAS, Prefco is the owner (i) of an estate for years (the "Estate for Years") expiring on December 31, 2012 (the "Estate for Years Expiration Date") in those certain parcels of land more particularly described in Exhibits A-1 through A-98 annexed hereto and made a part hereof (the "Land"), and (ii) in fee of (a) all buildings, improvements and structures now or hereafter located on the Land (the "Improvements") and (b) certain equipment and fixtures attached thereto (the Estate for Years, Improvements, equipment, and fixtures are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Liberty North Carolina Inc., a Delaware corporation ("Remainderman"), is the fee owner of the Land, subject to the Estate for Years; and

         WHEREAS, the Property is subject to the terms and conditions of that certain lease (the "Lease") between Prefco, as landlord, and Bank of America, N.A., a national banking association, successor in interest by merger or otherwise, as tenant ("Lessee"), as more fully described in Exhibit B annexed hereto and made a part hereof; and

         WHEREAS, the Land and the Property are encumbered by that certain mortgage described in Exhibit C annexed hereto and made a part hereof (which mortgage, together with the promissory notes secured thereby and any related loan documents, are together called the "Mortgage"); and

         WHEREAS, Prefco, Remainderman and Lessee are parties to that certain agreement (the "Tripartite Agreement") dated as of December 1, 1988 setting forth the understanding among the parties with respect to certain rights of the lessee under the Lease relating to the purchase of the Property and the Land and certain other matters; and

         WHEREAS, Prefco desires to convey all of its right, title and interest in and to the Property, and Purchaser desires to purchase all of Prefco's interest in the Property; and

         WHEREAS, the Purchaser and Prefco may, at the option of either party, structure the transaction contemplated hereby as a purchase and sale of all of the membership interests in Prefco (the "Membership Interests"), in which event Sole Member would convey all of its right, title and interest in and to the Membership Interests held by it to Purchaser.

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties and covenants contained herein and other valuable consideration, the

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receipt and sufficiency of which are hereby acknowledged, Prefco, Sole Member and Purchaser hereby agree as follows:

         1. Purchase and Sale of the Property. On the Closing Date and subject to the terms and conditions of this Agreement, Prefco shall sell, assign and convey, and Purchaser or its assignee shall purchase, the Property on the terms and conditions provided in this Agreement.

         2. Closing Documents. On the Closing Date and subject to the terms and conditions of this Agreement, Prefco, Sole Member and Purchaser shall enter into the Closing Documents to which they are a party.

         3. Purchase Price. Purchaser shall pay, and Prefco shall accept, as the purchase price (the "Purchase Price") for the Property, in addition to Purchaser's acquiring the Property subject to the Mortgage (or Purchaser prepaying all or any part of the loan as evidenced by those certain Series A 9.47% Secured Note due 1994, Series B 10.05% Secured Note due 1999, Series C 10.29% Secured Note due 2004, and Series D 10.55% Secured Note due 2008 (the "Notes"), which Notes are secured by the Mortgage, as more fully set forth below), the amount of Twenty Four Million Eight Hundred Fifty Thousand and 00/100 Dollars ($24,850,000.00), as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof, which Purchase Price shall be paid by Purchaser as follows:

               (i) simultaneously with the execution of this Agreement, Purchaser shall deposit with the Title Company (as defined is Section 7 (ii) hereof), as escrow agent (the "Escrow Agent"), the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (together with any interest earned thereon, the "Deposit");

               (ii) simultaneously with Purchaser's satisfaction or waiver of the conditions precedent set forth in Section 7 hereof, Purchaser shall deposit with Escrow Agent the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which amount will be added to and become part of the Deposit; and

               (iii) At Closing, Purchaser shall pay or shall cause the Escrow Agent to pay to Prefco (or its designees) the Deposit ($500,000.00 plus accrued interest thereon) plus the balance of the Purchase Price in the amount of Twenty Four Million Three Hundred Fifty Thousand and 00/100 Dollars ($24,350,000.00) (as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof) in immediately available funds by wire transfer to accounts designated by Prefco. Purchaser acknowledges that the Property is subject to the Mortgage and that the Purchase Price shall not be diminished or otherwise reduced by reason thereof, including, without limitation, reductions by reason of the pay off of all or any part of the existing financing, prepayment penalties, or otherwise (whether Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage).

         4. Deposit; Escrow Terms. The Deposit shall be deposited by Escrow Agent in an interest bearing account and the interest shall be payable to whichever party is entitled to receive the Deposit. The parties acknowledge that Escrow Agent is holding the Deposit and interest thereon solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either party in carrying out its role as Escrow Agent

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hereunder, and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Agreement or involving its gross negligence. Prefco and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all claims, liabilities and expenses (including reasonable attorneys' fees and disbursements and court costs) which Escrow Agent may incur in connection with any dispute over the distribution of the Deposit, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or in willful disregard of this Agreement or involving Escrow Agent's gross negligence. Escrow Agent may act or not act in its role as escrow agent hereunder in full reliance upon and with the advice of counsel which it may select and shall be fully protected in so acting or not acting. Escrow Agent has acknowledged its agreement to act as escrow agent in accordance with this Agreement by signing in the place indicated on the signature page of this Agreement. Escrow Agent may at any time discharge its duties hereunder by depositing the Deposit with a court of competent jurisdiction. If the Closing occurs, the Deposit shall be applied toward the Purchase Price and paid to Prefco or Sole Member, as applicable. If the Closing does not occur for any reason other than a Purchaser's default, then the Deposit shall be returned to Purchaser.

         5. "As-Is". Purchaser accepts the Property "AS-IS," "WHERE IS," with all faults and defects as of the date hereof and the Closing Date. Purchaser represents that it is relying solely upon its inspection of the Property, if any, for all purposes whatsoever including, without limitation, the determination of the character, size (including quantity of acreage), condition (whether environmental or otherwise), accessibility, compliance with applicable laws, state of repair and title and zoning, except as expressly set forth in this Agreement. Purchaser acknowledges that there have been no representations, warranties, guaranties, statements or information of any kind, express or implied (including, but not limited to, implied warranties of merchantability and fitness for a particular purpose), made or furnished to Purchaser by Prefco or any of its employees or agents, except as expressly set forth in this Agreement. This Section 5 shall survive the termination of this Agreement or the Closing.

         6. Environmental. Prefco makes no representations or warranties to Purchaser that the Property is now or will be through the Closing Date in compliance with applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning environmental matters or the environment. Without limitation and in furtherance of the foregoing, it is expressly agreed between Purchaser and Prefco that the Land and Improvements are being transferred to and accepted by Purchaser pursuant to this Agreement in their present, strict "AS IS, WHERE IS" environmental condition as of the Closing Date and with all environmental faults, including without limitation any environmental defects involving hazardous materials in, on, under or emanating from the Land or Improvements, whether latent or patent, disclosed or undisclosed, asserted or unasserted, known or unknown. Purchaser is not relying on any environmental representation or environmental warranties of any kind whatsoever, express or implied, from Prefco as to any matter concerning the environmental condition or environmental quality (surface or subsurface) of the Land and Improvements and hereby expressly and unconditionally waives and releases any and all implied warranties relevant to the environmental condition and/or environmental quality of the same. Nothing set forth in any other section of this Agreement shall be interpreted or construed to be a representation or warranty relating to compliance with environmental, health and safety matters. This Section 6

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shall survive the termination of this Agreement or the Closing.

         7.    Approvals and Conditions; Indemnity.

         (a) The obligations of Prefco and Purchaser under this Agreement shall be subject to and contingent upon timely satisfaction of the following conditions, which conditions, if not satisfied or waived as hereinafter provided, shall entitle Prefco or Purchaser, as the case may be, to terminate this Agreement in accordance with (and within the time periods set forth in) this Section 7:

         (i) Review of Documentation Relating to the Property; Physical Inspection of the Land and Improvements. Prefco has heretofore provided Purchaser with copies of all documentation concerning the Property which is in Prefco's possession or control, including without limitation, any existing title policies covering Prefco's interest in the Land and Improvements, the Lease, the Mortgage, and the Tripartite Agreement. In addition, Prefco covenants and agrees to send Lessee the letter in the form attached hereto as Exhibit G, and to use commercially reasonable efforts in obtaining the materials requested therein; provided, however, that such commercially reasonable efforts shall not be construed to require Prefco to threaten or initiate litigation, grant any concession or pay any consideration. Prefco shall continue to cooperate with Purchaser in providing information and documents to assist in Purchaser's investigation of the Property. Purchaser may, at Purchaser's sole risk and expense, undertake such physical inspection of the Land and Improvements as Purchaser deems necessary or appropriate subject to the rights of Lessee under the Lease.

               Notwithstanding any other provisions contained in this Agreement to the contrary, Purchaser understands and agrees that any on-site inspections of the Property shall be conducted in accordance with the provisions of the Lease. Purchaser agrees to indemnify against and hold Prefco harmless from any claims by third parties for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from the inspection by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold Prefco harmless shall survive Closing or any termination of this Agreement. All on-site inspections shall occur at any reasonable time during normal business hours, upon the giving of reasonable notice, if the inspecting parties take precautions not to unreasonably inconvenience Tenant or any persons occupying the Property in accordance with the Lease, and are accompanied by an employee or other representative of Tenant at all times during such entry or inspection. Notwithstanding anything contained in the foregoing to the contrary, Purchaser understands and agrees that it may be excluded from inspecting areas of the Property designated as security areas by Tenant, including, without limitation, vaults, modular vaults and automatic teller machines. Without limitation

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               of the foregoing, Prefco agrees to afford Purchaser and a
               reasonable number of its authorized agents the right to communicate with Lessee, any subtenants of Lessee (with the permission of Lessee), and Remainderman, provided that Prefco shall be entitled to have a representative present, whether in person or by telephone, as the case may be, during any such communications between Purchaser and such parties.

               Upon the termination of this Agreement in accordance with its terms, Purchaser shall keep confidential all such information and if requested by Prefco, shall furnish to Prefco copies of the written reports, summaries, analyses or results of all such inspections, which Prefco may use or may disclose to any potential purchaser of the Property. Purchaser shall pay in full, prior to delinquency, all bills and invoices for labor and material of any kind arising from the inspection of the Land and Improvements. If there is any damage to or disturbance of any portion of the Land and Improvements in connection with any inspection thereof, Purchaser shall restore such portion of the Land and Improvements as nearly as practicable to its original condition prior to such damage or disturbance including, without limitation, damage to landscaping or trees.

               Purchaser shall have ninety (90) days from the date hereof (the "Inspection Period") within which it may, at its sole cost and expense, review the documentation (including, without limitation, the Lease and Tripartite Agreement) and the physical and environmental condition of the Land and Improvements. Purchaser shall have until the end of the Inspection Period to disapprove of the documentation and/or the physical and environmental condition of the Land and Improvements and to terminate this Agreement by delivering a written notice (a "Termination Notice") to Prefco on or before the expiration of the Inspection Period, with time being of the essence with respect to Purchaser's obligation to deliver such notice. If for any reason whatsoever Purchaser determines, in its sole discretion, that the Property, the documentation or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by delivering said Termination Notice to Prefco prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate, and the provisions of
               Section 7(b) shall control. If Purchaser decides to go forward with the purchase at or prior to the end of the Inspection Period, it will deliver written notice (an "Approval Notice") to Prefco to that effect. If Prefco does not receive an Approval Notice or a Termination Notice from Purchaser before the end of the Inspection Period, with time being of the essence, Purchaser shall be deemed to have disapproved of the documentation and the physical and environmental condition of the Land and Improvements and all other matters relating thereto, and Purchaser shall be considered to have delivered a Termination Notice in accordance with the provisions hereof.

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               The provisions of this Section 7(a)(i) shall survive termination of this Agreement or Closing.

               (ii) Approval of Title and Survey. Upon execution of this Agreement, Purchaser shall be entitled, but shall not be required, to order (A) a commitment for an owner's policy of title insurance (the "Commitment") issued by a title company selected by Purchaser and approved by Prefco (the "Title Company") pursuant to which the Title Company commits to issue an owner's policy of title insurance in such amounts as are reasonably requested by Purchaser (the "Title Policy") and (B) a survey of the Land (the "Survey") in form acceptable to Purchaser and the Title Company (in the event Purchaser elects to obtain title insurance). The costs of the Title Policy (together with any endorsements requested by Purchaser) and Survey shall be paid by Purchaser. During the Inspection Period, Purchaser shall have the opportunity to review the condition of title and survey. At any time prior to the expiration of the Inspection Period, Purchaser may disapprove the Survey and the title exceptions, by delivering written notice (a "Disapproval Notice") to Prefco stating with particularity the exceptions which Purchaser disapproves and the reasons for such disapproval. Time is of the essence with respect to Purchaser's obligation to deliver such Disapproval Notice. Prefco, at its option, shall have fifteen
               (15) days, from and after delivery of Purchaser's Disapproval Notice, to agree to undertake to cause the surveyor or the Title Company, as the case may be, to remove such objectionable exceptions. Purchaser acknowledges that Prefco shall not be obligated to undertake to cause the Title Company to remove any of the title exceptions. If Prefco agrees to undertake to remove any objectionable exceptions, Prefco will use diligent efforts to cause the removal of such exceptions within thirty (30) days after it agrees to such undertaking, provided however that the Scheduled Closing Date may be adjourned by Prefco, if necessary, for an additional period of sixty (60) days to remove such objectionable exceptions (provided that Prefco is diligently pursuing such removal). If Prefco does not agree to undertake to remove such exceptions or shall fail to remove such objectionable exceptions within such time, Purchaser may (a) elect to waive its objections and close on the Closing Date, (b) terminate this Agreement by delivering a Termination Notice to Prefco within three (3) business days after Prefco's failure to remove such exceptions, or (c) terminate this Agreement by delivering a Termination Notice to Prefco within three (3) business days after Prefco's failure to remove such exceptions with respect to the particular property for which it sent a Disapproval Notice; provided, however, that Purchaser shall not be permitted to terminate this Agreement with respect to a particular property or properties for which it sent a Disapproval Notice which, individually or in the aggregate, constitute greater than five percent (5.0%) of the equity value of all Properties. In the event Purchaser elects option (c) as set forth in the immediately preceding sentence, Purchaser shall be entitled to

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               receive a credit in its favor against the Purchase Price in respect of due diligence expenses, such due diligence expenses not to exceed Five Thousand and 00/100 Dollars ($5,000.00) for each property that Purchaser has terminated this Agreement with respect to in accordance with the foregoing provisions. Notwithstanding the foregoing, Purchaser shall not be entitled to any such reimbursement if the transaction contemplated by this Agreement does not close for any reason whatsoever, and shall not be entitled to any such reimbursement in an amount greater than Fifty Thousand and 00/100 Dollars ($50,000.00). Purchaser's failure to respond within such three (3) business day period shall be deemed an election to terminate this Agreement, and the provisions of Section 7(b) shall control. In the event Prefco does not receive a Disapproval Notice from Purchaser prior to the end of the Inspection Period, with time being of the essence, Purchaser shall be deemed to have approved the Survey and the condition of title as set forth in the Commitment through the last day of the Inspection Period. Any title exceptions or survey exceptions not objected to by Purchaser or otherwise waived and accepted by Purchaser shall be deemed "Permitted Exceptions" to the conveyance to Purchaser by Prefco.

               Purchaser may, at or prior to Closing, notify Prefco in writing (the "Gap Notice") of any objections to title: (a) raised by the Title Company between the expiration of the Inspection Period and the Closing; and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Inspection Period. If Purchaser sends a Gap Notice to Prefco, Purchaser and Prefco shall have the same rights and obligations with respect to such notice as apply to a Disapproval Notice in accordance with the provisions of this Section 7(a)(ii).

               In addition to and without limiting the foregoing, Purchaser shall verbally inform Prefco not more than thirty (30) nor less than twenty (20) days after the date hereof, and from time to time thereafter at Prefco's reasonable request, of the status of Purchaser's document review (including without limitation title and survey) and Property inspection pursuant to this Section 7, including a statement of those items and/or documents which Purchaser is still reviewing and/or inspecting with respect to the Property.

         (b) Effect of Termination. If this Agreement is terminated pursuant to this Section 7, the Deposit shall be refunded to Purchaser and Purchaser shall return to Prefco or destroy on behalf of Prefco all documents delivered by Prefco to Purchaser pursuant to this Agreement. Upon completion of all of the foregoing, this Agreement shall be deemed terminated and no party shall have any further rights against or obligations to the other parties hereunder, except as to those obligations which are expressly stated to survive the termination of this Agreement.

         (c) Indemnity. Purchaser shall indemnify and hold harmless Prefco from and against any and all liability, loss, cost and expense (including, without limitation, reasonable

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attorneys' fees and disbursements) arising from any action by Purchaser or any of its agents, employees or contractors in connection with any entry onto the Land and Improvements and/or any physical inspection of the same. This provision shall survive the termination of this Agreement or the Closing.

         8. Costs; Prorations. Except as otherwise provided by this Agreement, each party shall pay the out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Subject to the terms and provisions of this Agreement, in the event Purchaser elects to prepay some or all of the loan as evidenced by the Notes and secured by the Mortgage, any costs incurred in connection with the prepayment of all or any part of said loan, as evidenced by the Notes and secured by the Mortgage and payable to the holder thereof shall be paid by Purchaser upon demand, whether or not this Closing shall occur. There shall be no apportionments, except for any rent under the Lease in excess of debt service on the Mortgage, which excess will be prorated from the immediately preceding rent and debt service payment date to and including the Closing Date (all other expenses being the responsibility of the Lessee under the Lease both before and after the Closing
Date).

         9.    Remedies on Default.

               (i) Default by Purchaser. In the event that Closing fails to occur by reason of a default by Purchaser, Prefco shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for default under this Agreement; it being agreed between the parties hereto that the actual damages to Prefco in the event of such default are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

               (ii) Default by Prefco. In the event that Prefco or Sole Member defaults in the performance of its obligations under this Agreement for any reason other than Purchaser's default, Purchaser shall be entitled to (a) terminate this Agreement and receive the return of the Deposit, or (b) seek specific performance of this Agreement by Prefco or the Sole Member. Notwithstanding the foregoing, in the event that all of the closing conditions set forth in this Agreement have been satisfied, including, without limitation, those set forth in Section 13 hereof, and thereafter Prefco or Sole Member willfully defaults in the performance of this Agreement, Purchaser shall be permitted to pursue an action for damages against Prefco and the Sole Member relative to such willful default, but such damages shall in no event exceed the lesser of Purchaser's actual reasonable out of pocket expenses or the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Purchaser acknowledges and agrees that in no event shall Prefco's or Sole Member's liability pursuant to this Section 9(ii) exceed the lesser of Purchaser's actual reasonable out of pocket expenses or the sum or Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). As a condition precedent to Purchaser's right to pursue an action for damages as set forth above, Purchaser shall be ready, willing and able to perform all of its covenants and obligations to be performed or delivered on or before the Closing including, without limitation, delivery of the balance of the Purchase Price. If Purchaser fails to satisfy such requirements, Prefco shall be entitled to an immediate dismissal of any action for damages and an immediate removal of any lis pendens affecting the Property.

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         10.   Insurance; Casualty or Condemnation. If any portion of the
Improvements are materially damaged or destroyed by fire or other casualty prior to the Closing, or in the event Prefco shall receive notice of any taking or any threatened taking of all or any material portion of the Land or Improvements, this Agreement shall nevertheless remain in full force and effect, without any adjournment of the Closing Date and without any adjustment of the Purchase Price. Prefco and Sole Member shall assign all of its rights in and to any interest it may have to the proceeds payable by any party to Prefco or Sole Member, if any, as a result of such casualty or condemnation affecting the Land or Improvements, as applicable.

         11. Representations, Warranties and Covenants of Purchaser. Purchaser represents, warrants and covenants to Prefco as of the date hereof as follows, which representations, warranties and covenants shall be deemed to have been made again as of the Closing:

         (a) Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified as a foreign entity in each jurisdiction where the nature of its business or the character of its properties requires such qualification;

         (b) Purchaser has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the Closing Documents (as hereinafter defined) and to perform its obligations under this Agreement and each of the Closing Documents; and the individual executing this Agreement on behalf of Purchaser hereby represents and warrants that he, she or it has the capacity set forth on the signature page hereof with full power and authority to bind Purchaser to the terms hereof;

         (c) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Delaware, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (d) to the best of Purchaser's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Purchaser of this Agreement and all of the other Closing Documents, other than those which have been obtained;

         (e) Purchaser's execution, delivery and performance of this Agreement and the other Closing Documents does not and will not violate (i) Purchaser's certificate of limited partnership, limited partnership agreement or the

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               terms of any security issued by it, or (ii) to the best of
               Purchaser's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Purchaser in any manner which will materially adversely affect Purchasers ability to perform its obligations hereunder, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or event of default under any instrument, contract, agreement, lease or other undertaking to which Purchaser is a party or by which it or any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same, or
               (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property, except as permitted by the Closing Documents;

         (f) to the best of Purchaser's knowledge without any inquiry, there is no action, suit or proceeding pending or to the best of Purchaser's knowledge, threatened against or affecting Purchaser in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality which would have any effect on Purchaser's ability to execute and perform its obligations under this Agreement;

         (g) Purchaser has not dealt with any broker, agent or finder in connection with the transaction contemplated by this Agreement. To the extent Purchaser engages a broker in connection with obtaining financing for the acquisition of the Property, the obligations with respect to such broker in connection with such financing shall be the responsibility of Purchaser. Purchaser shall indemnify and hold harmless Prefco from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Purchaser in connection with this Agreement and the transaction contemplated hereby;

         (h) Purchaser and each of Purchaser's assignees, if any, shall comply with all the requirements, representations, covenants and negative covenants, as the same may be amended from time to time, contained in the Lease and the Tripartite Agreement (the foregoing documents are hereinafter collectively referred to as the "Operative Documents");

         (i) Purchaser has not filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator for all or any substantial part of its properties; and

         (j) the making, execution and delivery of this Agreement by Purchaser has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement.

         12. Representations, Warranties and Covenants of Prefco. Prefco represents, warrants and covenants to Purchaser as of the date hereof as follows, which representations, warranties and covenants shall be deemed to have been made again as of the Closing:

         (a) Prefco has all requisite power and authority to carry on its business and to perform its obligations under this Agreement and each of the other Closing Documents;

         (b) Prefco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the other Closing Documents; and the individual executing this Agreement on behalf of Prefco hereby represents and warrants that he, she or it has the capacity set forth on the signature page hereof with full power and authority to bind Prefco to the terms hereof;

         (c) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Prefco and constitutes a legal, valid and binding obligation of Prefco enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Connecticut, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (d) to the best of Prefco's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Prefco of this Agreement or the transactions herein contemplated or the Closing Documents to which it is a party other than those which have been obtained;

         (e) Prefco's performance, execution and delivery of this Agreement and the other Closing Documents (i) do not and will not violate (x) Prefco's operating agreement or the terms of any security issued by it, or (y) to the best of Prefco's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Prefco in any manner which will materially adversely affect Prefco's ability to perform its obligations hereunder, (ii) provided that all necessary consents are obtained (including, without limitation, consents of the registered owners of the Notes and any other applicable party), do not and will not violate the provisions of, or constitute a default or an event of default under the Mortgage, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or an event of default under any instrument, contract, agreement, lease or other undertaking to which Prefco is a party or by which any of its properties may be subject or bound in a manner which will materially adversely effect its ability to perform the same; or
             (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such agreement or instrument, except as permitted by the Closing Documents;

         (f) to the best of Prefco's knowledge without any inquiry, there is no action, suit or proceeding pending or threatened against or affecting Prefco or the Property in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would have any effect on Prefco's ability to execute and perform its obligations under this Agreement;

         (g) Prefco is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code;

         (h) Prefco has not filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy or insolvency laws, or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or interest in the Land or the Property;

         (i) Prefco has not dealt with any broker in the negotiations of the transactions contemplated by this Agreement. Prefco shall indemnify and hold harmless Purchaser from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Prefco in connection with this Agreement and the transaction contemplated hereby;

         (j) to Prefco's actual knowledge, the Lease is in full force and effect and has not been modified, and Prefco has no actual knowledge of any current material default in the performance of the obligations of any party under the Lease;

         (k) after the date hereof and prior to the Closing, except as required under the Lease, Prefco shall not sell or otherwise transfer without Purchaser's consent any part of the Property, or any interest therein (provided, however, that Purchaser acknowledges Prefco is permitted to enter into negotiations for the sale of the Property, and, at such time, Purchaser shall deliver its consent to Prefco (without delay) to enter into such negotiations);

         (l) after the date hereof and prior to the Closing, except as required under the Lease, Prefco shall not enter into or approve any new leases and/or subleases of the Land and Improvements, or amend, modify or extend the Lease, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), except as required pursuant to the terms and conditions of the Lease;

         (m) to the best of Prefco's knowledge, Prefco is the owner of the Estate for Years in the Land, and, to the best of Prefco's knowledge, is the fee owner of the Improvements and Property, all of which are subject to the Permitted Exceptions. Notwithstanding the foregoing, Prefco makes no representations, warranties or covenants with respect to any title matters, it being expressly agreed that Purchaser is relying solely on title insurance commitments issued by the Title Company with respect to such matters;

         (n) the making, execution and delivery of this Agreement by Prefco has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement; and

         (o) to the best of Prefco's knowledge, Prefco has not received any written condemnation notice with respect to the Property, except that Prefco received a Declaration of Taking and Notice of Deposit in or about April, 2002 with respect to that certain property located at 3401 The Plaza, Charlotte, Mecklenburg County, North Carolina.

         13. Closing; Conditions to Closing.

     (a) Closing. As used herein, "Closing" shall mean the closing of the transactions contemplated herein on the Closing Date (as hereinafter defined). Either party shall have the option, exercisable by such party by delivery of written notice to the other party and the Sole Member within five (5) days prior to the Closing Date (the "Equity Purchase Notice"), to restructure the transaction contemplated hereby as a purchase and sale of all of the outstanding Membership Interests in Prefco ("Equity Purchase"). In the event either party exercises such option, the parties hereto hereby agree that this Agreement shall automatically be amended as set forth on Exhibit I hereto; provided, however, that if either party objects to consummating the transaction as an Equity Purchase, which such objection must be exercised, if at all, by providing written notice of such objection to the other party and the Sole Member within one (1) day of the receipt of the Equity Purchase Notice (the "Equity Purchase Objection Notice"), then such Equity Purchase Objection Notice shall be deemed void, and the transaction shall proceed as previously contemplated subject to the provisions of this Agreement, with each party bearing one-half (1/2) of any transfer taxes required pursuant to applicable law. The Closing shall take place through an escrow with the Title Company with the closing documents and actions not previously delivered or taken to be delivered to the Title Company or taken on or before the Closing Date in New York, New York at the offices of Prefco's attorneys, as specified by Prefco. The Closing

Date shall be on or before May 30, 2003 (the "Scheduled Closing Date") (the Scheduled Closing Date, as adjourned from time to time as provided for more fully below shall be the "Closing Date"). At any time after the expiration of the Inspection Period and prior to the Scheduled Closing Date, Purchaser may adjourn the Scheduled Closing Date as hereinafter provided. Purchaser may adjourn the Scheduled Closing Date for a period of up to thirty (30) days (the "First Adjournment Option") by delivering written notice of such adjournment to Prefco on or before the Scheduled Closing Date. In the event Purchaser exercises the First Adjournment Option, Purchaser may further adjourn the adjourned Closing Date for an additional period of up to thirty (30) days (the "Second Adjournment Option") by delivering written notice of the exercise of such Second Adjournment Option to Prefco, provided, that in no event may the Closing be extended to a date which is later than July 28, 2003. In the event Purchaser exercises the First Adjournment Option, the Purchase Price shall be increased in the amount of Eighty Five Thousand and 00/100 Dollars ($85,000.00) and, in the event Purchaser exercises the Second Adjournment Option, the Purchase Price shall be increased in the additional amount of Eighty Five Thousand and 00/100 Dollars ($85,000.00).

     (b) Conditions to Closing (Purchaser). Purchaser's obligations under this Agreement to proceed with Closing are subject to the satisfaction (or waiver to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

            (i) Prefco shall deliver an estoppel certificate to Purchaser from Lessee in the form attached hereto as Exhibit D.

            (ii) Prefco shall deliver an estoppel certificate to Purchaser from Prefco in the form attached hereto as Exhibit H.

            (iii) The Lessee and any third parties enjoying a right of first refusal or other similar rights to purchase the Property, if any, shall have waived said rights. This condition may not be waived by Prefco or Purchaser.

            (iv) In the event Purchaser elects to assume the obligations under the Mortgage, Purchaser shall have obtained the right to assume such Mortgage from the beneficiaries holding the Mortgage or, if Purchaser elects to prepay all or any part of the obligations evidenced by the Notes and secured by the Mortgage, Purchaser shall have obtained the requisite consent to make such prepayment from all necessary parties.

            (v) Purchaser shall have reached a separate agreement with Remainderman, on terms mutually acceptable to Purchaser and Remainderman, for the purchase of said Remainderman's fee interest in the Land. Prefco shall only be required to use commercially reasonable efforts in assisting Purchaser in such negotiations, and such commercially reasonable efforts shall not, without limitation, be construed to require Prefco to grant any concession or pay any consideration

            (vi) Prefco shall have obtained any consents identified in Section 12(e) hereof.

            (vii) All of the representations and warranties of Prefco contained in this Agreement shall be true and correct as of the date of Closing and Prefco shall have performed and satisfied all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing, or, in the event this Agreement is restructured as an Equity Purchase, all of the representations and warranties of Prefco and the Sole Member contained in this Agreement shall be true and correct as of the date of Closing and Prefco and the Sole Member shall have performed and satisfied all agreements, covenants and conditions that they are required perform and satisfy under this Agreement prior to or at Closing.

            (viii) Purchaser shall have received fully executed copies of the Closing Documents.

     (c) Conditions to Closing (Prefco). Prefco's obligations under this Agreement to proceed with Closing are subject to the satisfaction (or waiver to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

            (i) Prefco shall be able to obtain an estoppel certificate from Lessee in the form attached hereto as Exhibit D.

            (ii) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date of Closing and Purchaser shall have performed and satisfied all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing.

            (iii)  Purchaser shall have paid the Purchase Price as set forth in
Section 3.

            (iv) Prefco shall have received fully executed copies of the Closing Documents.

     (d) Failure of Conditions to Closing. In the event one or more of the conditions to Closing described in Section 13(b) hereof is not satisfied or waived on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Prefco, Sole Member or Purchaser, then Purchaser shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Prefco. In the event one or more of the conditions to Closing described in Section 13(c) hereof are not satisfied or waived on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Prefco, Sole Member or Purchaser, then Prefco shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Purchaser.

            14. Documents to be Delivered at Closing. At or prior to Closing, the following documents, certificates, opinions and agreements (the "Closing Documents"), in form and substance satisfactory to Prefco and Purchaser shall be executed and/or delivered by the respective parties thereto:

         (i) Special Warranty Deed to the Estate for Years in Land and fee simple in Improvements (in substantially the form attached hereto as Exhibit E), unless the transaction is structured as an Equity Purchase, in which case the foregoing shall not be required;

         (ii) an Assignment and Assumption Agreement (in substantially the form attached hereto as Exhibit F), unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

         (iii) appropriate resolutions and consents of Prefco and/or Sole Member (or evidence that such consent is not required);

         (iv) Secretary's certificates and corporate resolutions of Purchaser and Prefco and/or Sole Member;

         (v) Incumbency certificates of Prefco and/or the Sole Member and Purchaser;

         (vi) Good standing certificates of Prefco and/or the Sole Member and Purchaser;

         (vii) Transfer Tax Affidavits/Forms, if any, unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

         (viii) "Nonforeign" Person Certificates from Prefco pursuant to Treas. Reg. 1.1445-2T(b)(2), unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

         (ix) any other documents required to transfer to Purchaser all right, title, and interest of Prefco in, to, or in any way arising out of or connected with the Property or the Operative Documents, and, in the event the transaction is restructured as an Equity Purchase, any other documents required to transfer to Purchaser all right, title, and interest of Sole Member in, to, or in any way arising out of or connected with the Membership Interests;

         (x) Title affidavits and any other documents reasonably required by the Title Company;

         (xi) Proof as to the waiver and/or lapse of all rights of first refusal and/or first offer, if any;

         (xii) a certificate by each of Prefco and Purchaser (and Sole Member in the event that the transaction is restructured as an Equity Purchase) to the effect that their respective representations and warranties contained herein are true and correct as of the Closing; and

         (xiii) Any other documents required pursuant to this Agreement or reasonably requested by the Title Company.

         15. Purchaser's Assignees. Purchaser, at Purchaser's sole cost and expense, may designate separate assignees to acquire title to the Property, or in the event that the transaction is restructured as an Equity Purchase, the Membership Interests. In the event Purchaser elects to take title to the Property subject to the Mortgage, any assignment of this Agreement or Purchaser's rights hereunder shall be subject to the terms of the Mortgage pertaining to transfers. In the event Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage, any such prepayment shall be subject to the terms of the Mortgage and any other conditions required by the registered owners of such Notes or other applicable party.

         16. Notices. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered in person or (ii) when sent by telecopier (with receipt confirmed) or (iii) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in the case of clause (ii) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

          As to Prefco and/or Sole
          Member:                        c/o Pitney Bowes Credit Corporation
                                         27 Waterview Drive
                                         Shelton, CT 06484-4361
                                         Attention: Mr. Michael Naughton
                                         Telephone: (203) 922-4076
                                         Facsimile: (203) 922-4083

          with a copy to:                Kelley Drye & Warren LLP
                                         101 Park Avenue
                                         New York, New York 10178
                                         Attention: John A. Garraty, Jr., Esq.
                                         Telephone: (212) 808-7653
                                         Facsimile: (212) 808-7897

          As to Purchaser:               First States Group, L.P.
                                         1725 The Fairway
                                         Jenkintown, Pennsylvania 19046
                                         Attention: Sonya Huffman
                                         Telephone: (215) 887-2280
                                         Facsimile: (215) 481-0200

          with a copy to:                Morgan, Lewis & Bockius LLP
                                         1701 Market Street
                                         Philadelphia, Pennsylvania 19103
                                         Attention: Jeffrey P. Foster, Esq.
                                         Telephone: (215) 963-5000
                                         Facsimile: (215) 963-5001
or to such other person or address as either party shall furnish to the other party in writing.

         17. Entire Agreement. This Agreement contains the entire agreement between Prefco, Sole Member and Purchaser with respect to the purchase and sale contemplated hereby and supersedes any prior agreements with respect thereto.

         18. Further Acts. Each party, upon the request of the other, agrees to perform such further acts and to execute and deliver such other documents as are reasonably necessary to carry out the provisions of this Agreement.

         19. Survival of Obligations. The representations, warranties and indemnities of the parties hereto as set forth in this Agreement shall, except as otherwise provided in this Agreement, survive the termination of this Agreement, and shall survive the Closing and the execution, delivery and recording of the agreements, certificates, instruments and other documents referred to herein.

         20. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

         22. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Connecticut. Prefco, Sole Member and Purchaser agree that all disputes arising out of or relating to this Agreement and all actions to enforce this Agreement shall be exclusively adjudicated in the state courts of Connecticut or the federal courts sitting in Connecticut or having appellate jurisdiction with respect thereto and Prefco, Sole Member and Purchaser hereby irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding arising out of or relating to this Agreement or in any action to enforce this Agreement. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process as required by law, shall be necessary in order to confer jurisdiction upon the person of Prefco, Sole Member or Purchaser in any such court.

         23. Exhibits. All of the Exhibits annexed hereto are incorporated herein by reference and form part of this Agreement.

         24. Miscellaneous. In the event that any provision of this Agreement shall be determined to be void or unenforceable, such determination shall not affect the remaining provisions of this Agreement; and this Agreement shall not be construed against the party preparing it but shall be construed as if both parties prepared this Agreement.

         25. Third Parties. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

         26. Jury Waiver. PREFCO, SOLE MEMBER AND PURCHASER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM FILED BY EITHER PARTY (AND THEIR RESPECTIVE NOMINEES, DESIGNEES, AND ASSIGNEES), WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF THIS AGREEMENT OR THE SALE OF THE PROPERTY OR ANY ACTS OR OMISSIONS OF ANY SUCH PERSON, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS SECTION 26 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING.

         27. Successors and Assigns. Subject to the provisions of Section 15 hereof, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted transferees, successors and assigns.

         28. No Joint Venture. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.

         29. Confidentiality. Each party agrees to maintain in confidence the dealings, negotiations and agreements of the parties with respect to this Agreement and the transaction contemplated hereby, and neither of them shall make any disclosure of any information regarding those matters (except to their members, officers, directors, employees, accountants, lenders, attorneys, consultants, appropriate governmental personnel, and others who have a need for that information and who agree to comply with this provision, and except as to any information which is a matter of public record or provided in connection with applicable governmental proceedings), (a) unless both Prefco and Purchaser otherwise agree in writing, or (b) except as may be necessary in order to comply with applicable law after consultation with legal counsel.

         30. Saturdays, Sundays or Holidays. In the event that any of the dates specified in this Agreement shall fall on a Saturday, Sunday or a holiday, then the date of such action shall be deemed to be extended to the next business day.

         31. Section Headings. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

         32. Section 1031 Exchange. Purchaser and Prefco agree to execute any documents necessary for Prefco to effectuate the transfer of the subject property as reasonably requested by Prefco, including, without limitation, an assignment of any purchase agreement to a "qualified intermediary" as defined in Treas. Reg. 1.103(k) - 1(g)(4) if requested by such qualified intermediary in order for said party to be able to effectuate a "like kind exchange" pursuant to Internal Revenue Code Section 1031 and the regulations promulgated thereunder, provided that such actions by Prefco have no material adverse impact on Purchaser.

         33. Cooperation. Prefco, Sole Member and Purchaser hereby agree to cooperate with each other in providing all information, documents and other materials within their reasonable control necessary to assist Purchaser in the investigation of the Property and Prefco as contemplated by this Agreement. Purchaser agrees to reasonably cooperate with Prefco and Sole Member in order to minimize any transfer taxes and similar taxes imposed on Prefco or Sole Member in connection with the transaction, including without limitation, as provided above, structuring the transaction as a sale of Membership Interests in Prefco, provided that Purchaser shall not be required to take any action which will increase the risks or the costs of the transaction to Purchaser.

         34. Interim Covenants. From and after the date hereof and up to and including the Closing Date or the termination of this Agreement, Prefco and Sole Member shall promptly deliver (to the extent actually received by Prefco or Sole Member) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Prefco or the Membership Interests. In addition, Prefco and Sole Member shall deliver (to the extent actually received by Prefco or Sole Member) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Prefco or the Membership Interests which are now in the possession of Prefco or Sole Member.

               [the remainder of the page is intentionally blank]

         IN WITNESS WHEREOF, Prefco and Purchaser have caused this Agreement to be executed, under seal, by their respective signatories thereunto duly authorized.

                                    PREFCO:

                                    PREFCO III REALTY LLC, a Connecticut
                                    limited liability company

                                      By: Pitney Bowes Real Estate Financing
                                          Corporation, a Delaware corporation

                                          By:_____________________
                                             Name:________________
                                             Title:_______________


                                    SOLE MEMBER:

                                    PITNEY BOWES REAL ESTATE FINANCING
                                    CORPORATION, a Delaware corporation

                                          By:_____________________
                                             Name:________________
                                             Title:_______________

                             PURCHASER:

                             FIRST STATES GROUP, L.P.
                              a Delaware limited partnership

                                 By: First States Group, LLC, a Delaware limited
                                     liability company, its general partner


                                      By:______________________________
                                         Name:_________________________
                                         Title:________________________

                                  ESCROW AGENT:

                                  CHICAGO TITLE INSURANCE COMPANY

                                  By:____________________________
                                     Edwin Ditlow, Vice-President